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EX-99.1 2 dex991.htm SUPPLEMENTAL FINANCIAL INFORMATION
EXHIBIT 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended December 31, 2010

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Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended December 31, 2010
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of December 31, 2010, we own interests in and asset manage 27 operating properties with 13.2 million rentable square feet and provide leasing, asset and/or property management services on behalf of third parties for an additional four operating properties with 2.3 million rentable square feet.
Our Investment Management Platform
Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $24.8 million and $19.0 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns 12 office properties. The joint venture also holds a 25.0% interest in a separate joint venture which owns an additional ten office properties in Austin, Texas.
Our Thomas High Performance Green Fund is intended to invest in commercial properties to be developed or redeveloped into high performance, energy-efficient, high productivity buildings. The fund currently has total capital commitments of $80 million, of which we have committed $50 million, and all of which is unfunded. The Green Fund is expected to invest nationally, focusing on markets with green sensibility and attractive office fundamentals. Green Fund investments will potentially seek ratings from the U.S. Green Building Council's LEED Green Building Rating System.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.
Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets
Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method on pages 7 - 9 of this supplemental financial information.
Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF)
EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. However our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.
See pages 10 and 11 for a discussion of EBDT and a reconciliation of EBDT to net income (loss) and pages 12 and 13 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).

Thomas Properties Group, Inc.
Supplemental Financial Information
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Rental	$7,412	$7,254	$29,230	$29,753
Tenant reimbursements	4,711	5,012	20,187	21,163
Parking and other	679	832	3,330	2,988
Investment advisory, management, leasing and development services	2,109	2,187	7,703	9,345
Investment advisory, management, leasing and development services- unconsolidated real estate entities	5,344	3,794	16,470	15,023
Reimbursement of property personnel costs	1,584	1,371	5,797	5,584
Condominium sales	425	7,299	14,984	30,226
Total revenues	22,264	27,749	97,701	114,082
Expenses:
Property operating and maintenance	6,390	6,900	25,049	25,339
Real estate and other taxes	1,693	1,798	6,914	7,225
Investment advisory, management, leasing and development services	4,234	3,272	12,221	11,910
Reimbursable property personnel costs	1,584	1,371	5,797	5,584
Cost of condominium sales	300	5,600	10,955	26,492
Interest	4,871	6,453	19,239	26,868
Depreciation and amortization	3,723	3,269	14,128	12,642
General and administrative	4,363	4,802	14,224	17,082
Impairment loss	4,500	4,400	4,500	13,000
Total expenses	31,658	37,865	113,027	146,142
Gain on sale of real estate	—	1,214	—	1,214
Gain on extinguishment of debt	—	11,412	—	11,921
Interest income	17	51	72	338
Equity in net loss of unconsolidated real estate entities	(246)	(15,641)	(1,184)	(16,236)
Loss before income taxes and noncontrolling interests	(9,623)	(13,080)	(16,438)	(34,823)
Benefit (provision) for income taxes	774	(203)	357	(683)
Net loss	(8,849)	(13,283)	(16,081)	(35,506)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	2,804	4,079	4,843	11,535
Partners in consolidated real estate entities	(106)	1,474	(234)	2,408
	2,698	5,553	4,609	13,943
TPGI share of net loss	$(6,151)	$(7,730)	$(11,472)	$(21,563)
Loss per share-basic and diluted	$(0.18)	$(0.30)	$(0.34)	$(0.86)
Weighted average common shares-basic and diluted	35,041,770	25,753,994	33,684,101	25,173,163

Thomas Properties Group, Inc.
Supplemental Financial Information
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2010	December 31, 2009		December 31, 2010	December 31, 2009
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$266,859	$276,603	Mortgage and other secured loans	$300,536	$318,236
Land improvements—development properties	96,585	95,558	Accounts payable and other liabilities	14,154	15,260
	363,444	372,161	Unrecognized tax benefits	14,412	19,639
Condominium units held for sale	49,827	64,101	Prepaid rent and deferred revenue	2,888	3,249
Improved land held for sale	2,819	4,508	Below market rents, net	454	674
Investments in unconsolidated real estate entities	17,975	14,458	Total liabilities	332,444	357,058
Cash and cash equivalents, unrestricted	42,363	35,935
Restricted cash	13,069	12,071	Equity:
Rents and other receivables, net	1,754	2,073	Stockholders’ equity:
Receivables from unconsolidated real estate entities	2,979	2,010	Common stock	369	308
Deferred rents	14,592	12,954	Limited voting stock	123	138
Deferred leasing and loan costs, net	13,538	15,375	Additional paid-in capital	207,953	185,344
Above market rents, net	617	838	Retained deficit and dividends, including $2 and ($74) of other comprehensive income (loss) as of December 31, 2010 and December 31, 2009, respectively	(60,790)	(49,394)
Deferred tax asset, net of valuation allowance	13,460	17,644	Total stockholders’ equity	147,655	136,396
Other assets, net	3,798	5,275	Noncontrolling interests:
Total assets	$540,235	$559,403	Unitholders in the Operating Partnership	51,478	63,042
			Partners in consolidated real estate entities	8,658	2,907
			Total noncontrolling interests	60,136	65,949
			Total equity	207,791	202,345
			Total liabilities and equity	$540,235	$559,403

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and twelve months ended December 31, 2010 and 2009.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Rental	$50,952	$50,845	$203,106	$207,978
Tenant reimbursements	20,633	22,663	85,674	87,929
Parking and other	7,165	7,527	28,016	28,525
Total revenues	78,750	81,035	316,796	324,432
Expenses:
Property operating and maintenance	31,732	33,458	123,436	123,884
Real estate and other taxes	7,217	10,624	38,754	42,691
Interest	28,508	26,180	108,445	104,105
Depreciation and amortization	25,908	29,380	111,677	120,129
Impairment loss	—	55,995	—	64,044
Total expenses	93,365	155,637	382,312	454,853
Loss from continuing operations	(14,615)	(74,602)	(65,516)	(130,421)
Gain on extinguishment of debt	6,618	—	13,695	67,017
Interest income	18	22	85	262
Loss from discontinued operations	—	—	—	(83)
Net loss	$(7,979)	$(74,580)	$(51,736)	$(63,225)

TPGI share of equity in net loss of unconsolidated real estate entities	$(246)	$(15,641)	$(1,184)	$(16,236)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of December 31, 2010 and 2009.

	December 31, 2010	December 31, 2009
ASSETS
Investments in real estate, net	$2,169,185	$2,224,709
Land held for sale	—	3,853
Cash and cash equivalents, unrestricted	40,579	24,918
Restricted cash	47,041	93,434
Rents and other receivables, net	3,581	3,546
Above market rents, net	1,436	2,117
Deferred rents	100,037	79,960
Deferred leasing and loan costs, net	134,889	144,287
Other assets	6,420	7,258
Total assets	$2,503,168	$2,584,082

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$1,925,798	$2,217,118
Accounts and interest payable and other liabilities	101,126	98,401
Below market rents, net	48,337	62,527
Total liabilities	$2,075,261	$2,378,046

Equity	427,907	206,036
Total liabilities and equity	$2,503,168	$2,584,082

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the three months ended December 31, 2010 and 2009, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended December 31, 2010			For the three months ended December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,412	$7,616	$15,028	$7,254	$9,654	$16,908
Tenant reimbursements	4,711	2,600	7,311	5,012	3,852	8,864
Parking and other	679	996	1,675	832	1,229	2,061
Investment advisory, management, leasing and development services	2,109	—	2,109	2,187	—	2,187
Investment advisory, management, leasing and development services- unconsolidated real estate entities	5,344	102	5,446	3,794	156	3,950
Reimbursement of property personnel costs	1,584	—	1,584	1,371	—	1,371
Condominium sales	425	—	425	7,299	—	7,299
Total revenues	22,264	11,314	33,578	27,749	14,891	42,640
Expenses:
Property operating and maintenance	6,390	4,478	10,868	6,900	5,877	12,777
Real estate and other taxes	1,693	1,000	2,693	1,798	1,713	3,511
Investment advisory, management, leasing and development services	4,234	—	4,234	3,272	—	3,272
Reimbursable property personnel costs	1,584	—	1,584	1,371	—	1,371
Cost of condominium sales	300	—	300	5,600	—	5,600
Interest	4,871	3,769	8,640	6,453	4,183	10,636
Depreciation and amortization	3,723	2,714	6,437	3,269	4,811	8,080
General and administrative	4,363	—	4,363	4,802	—	4,802
Impairment loss	4,500	—	4,500	4,400	14,000	18,400
Total expenses	31,658	11,961	43,619	37,865	30,584	68,449
Gain on sale of real estate	—	—	—	1,214	—	1,214
Gain on extinguishment of debt	—	331	331	11,412	—	11,412
Interest income	17	70	87	51	53	104
Equity in net (loss) income of unconsolidated real estate entities	(246)	246	—	(15,641)	15,641	—
(Loss) income before income taxes and noncontrolling interests	(9,623)	—	(9,623)	(13,080)	1	(13,079)
Benefit (provision) for income taxes	774	—	774	(203)	—	(203)
Net (loss) income	(8,849)	—	(8,849)	(13,283)	1	(13,282)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	2,804	—	2,804	4,079	—	4,079
Partners in consolidated real estate entities	(106)	—	(106)	1,474	—	1,474
	2,698	—	2,698	5,553	—	5,553
(Loss) income before discontinued operations	(6,151)	—	(6,151)	(7,730)	1	(7,729)
Loss from discontinued operations	—	—	—	—	(1)	(1)
TPGI share of net loss	$(6,151)	$—	$(6,151)	$(7,730)	$—	$(7,730)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the twelve months ended December 31, 2010 and 2009, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the twelve months ended December 31, 2010			For the twelve months ended December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$29,230	$35,365	$64,595	$29,753	$39,682	$69,435
Tenant reimbursements	20,187	12,784	32,971	21,163	14,796	35,959
Parking and other	3,330	4,418	7,748	2,988	5,056	8,044
Investment advisory, management, leasing and development services	7,703	—	7,703	9,345	—	9,345
Investment advisory, management, leasing and development services- unconsolidated real estate entities	16,470	409	16,879	15,023	341	15,364
Reimbursement of property personnel costs	5,797	—	5,797	5,584	—	5,584
Condominium sales	14,984	—	14,984	30,226	—	30,226
Total revenues	97,701	52,976	150,677	114,082	59,875	173,957
Expenses:
Property operating and maintenance	25,049	18,997	44,046	25,339	21,825	47,164
Real estate and other taxes	6,914	5,966	12,880	7,225	6,959	14,184
Investment advisory, management, leasing and development services	12,221	—	12,221	11,910	—	11,910
Reimbursable property personnel costs	5,797	—	5,797	5,584	—	5,584
Cost of condominium sales	10,955	—	10,955	26,492	—	26,492
Interest	19,239	15,839	35,078	26,868	16,300	43,168
Depreciation and amortization	14,128	15,599	29,727	12,642	19,412	32,054
General and administrative	14,224	—	14,224	17,082	—	17,082
Impairment loss	4,500	—	4,500	13,000	16,012	29,012
Total expenses	113,027	56,401	169,428	146,142	80,508	226,650
Gain on sale of real estate	—	—	—	1,214	—	1,214
Gain on extinguishment of debt	—	1,953	1,953	11,921	4,189	16,110
Interest income	72	288	360	338	230	568
Equity in net (loss) income of unconsolidated real estate entities	(1,184)	1,184	—	(16,236)	16,236	—
(Loss) income before income taxes and noncontrolling interests	(16,438)	—	(16,438)	(34,823)	22	(34,801)
Benefit (provision) for income taxes	357	—	357	(683)	—	(683)
Net (loss) income	(16,081)	—	(16,081)	(35,506)	22	(35,484)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	4,843	—	4,843	11,535	—	11,535
Partners in consolidated real estate entities	(234)	—	(234)	2,408	—	2,408
	4,609	—	4,609	13,943	—	13,943
(Loss) income before discontinued operations	(11,472)	—	(11,472)	(21,563)	22	(21,541)
Loss from discontinued operations	—	—	—	—	(22)	(22)
TPGI share of net loss	$(11,472)	$—	$(11,472)	$(21,563)	$—	$(21,563)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated balance sheets of TPGI as of December 31, 2010 and 2009, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	December 31, 2010			December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$363,444	$240,922	$604,366	$372,161	$363,206	$735,367
Investments in unconsolidated real estate entities	17,975	(17,975)	—	14,458	(14,458)	—
Condominium units held for sale	49,827	—	49,827	64,101	—	64,101
Land held for sale	2,819	—	2,819	4,508	963	5,471
Cash and cash equivalents, unrestricted	42,363	9,022	51,385	35,935	2,966	38,901
Restricted cash	13,069	8,593	21,662	12,071	22,341	34,412
Rents and other receivables, net	4,733	817	5,550	4,083	790	4,873
Above market rents, net	617	344	961	838	474	1,312
Deferred rents	14,592	14,536	29,128	12,954	17,814	30,768
Deferred leasing and loan costs, net	13,538	19,293	32,831	15,375	24,025	39,400
Deferred tax asset, net of valuation allowance	13,460	—	13,460	17,644	—	17,644
Other assets	3,798	945	4,743	5,275	1,458	6,733
Total assets	$540,235	$276,497	$816,732	$559,403	$419,579	$978,982

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$300,536	$259,543	$560,079	$318,236	$397,754	$715,990
Accounts payable and other liabilities	14,154	10,791	24,945	15,260	13,946	29,206
Unrecognized tax benefits	14,412	—	14,412	19,639	—	19,639
Below market rents, net	454	3,933	4,387	674	5,817	6,491
Prepaid rent and deferred revenue	2,888	2,230	5,118	3,249	2,062	5,311
Total liabilities	332,444	276,497	608,941	357,058	419,579	776,637
Noncontrolling interests	60,136	—	60,136	65,949	—	65,949
Total stockholders' equity	147,655	—	147,655	136,396	—	136,396
Total liabilities and equity	$540,235	$276,497	$816,732	$559,403	$419,579	$978,982

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Loss to EBDT:

	For the three months ended December 31, 2010			For the three months ended December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(6,151)	$—	$(6,151)	$(7,730)	$—	$(7,730)
Income tax (benefit) provision	(774)	—	(774)	203	—	203
Noncontrolling interests - unitholders in the Operating Partnership	(2,804)	—	(2,804)	(4,079)	—	(4,079)
Depreciation and amortization	3,723	2,714	6,437	3,269	4,811	8,080
Amortization of loan costs	203	281	484	318	214	532
EBDT	$(5,803)	$2,995	$(2,808)	$(8,019)	$5,025	$(2,994)
TPGI share of EBDT (1)	$(4,168)	$2,151	$(2,017)	$(5,223)	$3,273	$(1,950)

EBDT per share - basic and diluted			$(0.06)			$(0.08)

Weighted average common shares outstanding - basic and diluted			35,041,770			25,753,994

(1) Based on an interest in our operating partnership of 71.83% and 65.13% for the three months ended December 31, 2010 and 2009, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Loss to EBDT:

	For the twelve months ended December 31, 2010			For the twelve months ended December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(11,472)	$—	$(11,472)	$(21,563)	$—	$(21,563)
Income tax (benefit) provision	(357)	—	(357)	683	—	683
Noncontrolling interests - unitholders in the Operating Partnership	(4,843)	—	(4,843)	(11,535)	—	(11,535)
Depreciation and amortization	14,128	15,599	29,727	12,642	19,412	32,054
Amortization of loan costs	897	718	1,615	690	897	1,587
EBDT	$(1,647)	$16,317	$14,670	$(19,083)	$20,309	$1,226
TPGI share of EBDT (1)	$(1,169)	$11,577	$10,408	$(12,292)	$13,082	$790

EBDT per share - basic and diluted			$0.31			$0.03

Weighted average common shares outstanding - basic			33,684,101			25,173,163
Weighted average common shares outstanding - diluted			33,949,968			25,173,163

(1) Based on an interest in our operating partnership of 70.95% and 64.42% for the twelve months ended December 31, 2010 and 2009, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Loss to ATCF:

	For the three months ended December 31, 2010			For the three months ended December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(6,151)	$—	$(6,151)	$(7,730)	$—	$(7,730)
Income tax (benefit) provision	(774)	—	(774)	203	—	203
Noncontrolling interests - unitholders in the Operating Partnership	(2,804)	—	(2,804)	(4,079)	—	(4,079)
Depreciation and amortization	3,723	2,714	6,437	3,269	4,811	8,080
Amortization of loan costs	203	281	484	318	214	532
Non-cash compensation expense	205	—	205	581	—	581
Straight-line rent adjustments	(775)	(294)	(1,069)	(162)	(91)	(253)
Adjustments to reflect the fair market value of rent	1	(235)	(234)	—	(368)	(368)
Impairment loss	4,500	—	4,500	4,400	14,000	18,400
Gain on extinguishment of debt	—	(331)	(331)	(11,412)	—	(11,412)
ATCF before income taxes	$(1,872)	$2,135	$263	$(14,612)	$18,566	$3,954

TPGI share of ATCF before income taxes (1)	$(1,345)	$1,533	$188	$(9,517)	$12,092	$2,575
TPGI income tax expense-current	(494)	—	(494)	(100)	—	(100)
TPGI share of ATCF	$(1,839)	$1,533	$(306)	$(9,617)	$12,092	$2,475

ATCF per share - basic and diluted			$(0.01)			$0.10

Weighted average common shares outstanding - basic and diluted			35,041,770			25,753,994

(1) Based on an interest in our operating partnership of 71.83% and 65.13% for the three months ended December 31, 2010 and 2009, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Loss to ATCF:

	For the twelve months ended December 31, 2010			For the twelve months ended December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(11,472)	$—	$(11,472)	$(21,563)	$—	$(21,563)
Income tax (benefit) provision	(357)	—	(357)	683	—	683
Noncontrolling interests - unitholders in the Operating Partnership	(4,843)	—	(4,843)	(11,535)	—	(11,535)
Depreciation and amortization	14,128	15,599	29,727	12,642	19,412	32,054
Amortization of loan costs	897	718	1,615	690	897	1,587
Non-cash compensation expense	672	—	672	2,838	—	2,838
Straight-line rent adjustments	(1,842)	(1,191)	(3,033)	(924)	(1,565)	(2,489)
Adjustments to reflect the fair market value of rent	2	(1,102)	(1,100)	23	(1,394)	(1,371)
Impairment loss	4,500	—	4,500	13,000	16,012	29,012
Gain on extinguishment of debt	—	(1,953)	(1,953)	(11,921)	(4,189)	(16,110)
ATCF before income taxes	$1,685	$12,071	$13,756	$(16,067)	$29,173	$13,106

TPGI share of ATCF before income taxes (1)	$1,195	$8,564	$9,759	$(10,350)	$18,793	$8,443
TPGI income tax expense-current	(639)	—	(639)	(232)	—	(232)
TPGI share of ATCF	$556	$8,564	$9,120	$(10,582)	$18,793	$8,211

ATCF per share - basic and diluted			$0.27			$0.33

Weighted average common shares outstanding - basic			33,684,101			25,173,163
Weighted average common shares outstanding - diluted			33,949,968			25,173,163

(1) Based on an interest in our operating partnership of 70.95% and 64.42% for the twelve months ended December 31, 2010 and 2009, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended December 31, 2010	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$375	$20	$483	$132	$1,010
Unconsolidated real estate entities	2,329	328	2,108	2,333	7,098
Managed properties	367	523	84	141	1,115
Total investment advisory, management, leasing and development services revenue	$3,071	$871	$2,675	$2,606	9,223
Investment advisory, management, leasing and development services expenses					(4,234)
Net investment advisory, management, leasing and development services income					$4,989

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$9,223
Elimination of intercompany fee revenues					(1,770)
Investment advisory, management, leasing and development services revenue, as reported					$7,453

Three months ended December 31, 2009
Source of revenues:
Consolidated real estate entities	$402	$33	$346	$114	$895
Unconsolidated real estate entities	2,261	197	868	1,424	4,750
Managed properties	386	1,435	249	116	2,186
Total investment advisory, management, leasing and development services revenue	$3,049	$1,665	$1,463	$1,654	7,831
Investment advisory, management, leasing and development services expenses					(3,272)
Net investment advisory, management, leasing and development services income					$4,559

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$7,831
Elimination of intercompany fee revenues					(1,850)
Investment advisory, management, leasing and development services revenue, as reported					$5,981

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Twelve months ended December 31, 2010	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$1,537	$297	$672	$469	$2,975
Unconsolidated real estate entities	9,597	712	3,936	6,457	20,702
Managed properties	1,622	4,186	413	489	6,710
Total investment advisory, management, leasing and development services revenue	$12,756	$5,195	$5,021	$7,415	30,387
Investment advisory, management, leasing and development services expenses					(12,221)
Net investment advisory, management, leasing and development services income					$18,166

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$30,387
Elimination of intercompany fee revenues					(6,214)
Investment advisory, management, leasing and development services revenue, as reported					$24,173

Twelve months ended December 31, 2009
Source of revenues:
Consolidated real estate entities	$1,607	$90	$849	$450	$2,996
Unconsolidated real estate entities	9,311	939	2,538	5,971	18,759
Managed properties	1,560	5,239	2,039	507	9,345
Total investment advisory, management, leasing and development services revenue	$12,478	$6,268	$5,426	$6,928	31,100
Investment advisory, management, leasing and development services expenses					(11,910)
Net investment advisory, management, leasing and development services income					$19,190

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$31,100
Elimination of intercompany fee revenues					(6,732)
Investment advisory, management, leasing and development services revenue, as reported					$24,368

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Ownership Properties

		As of December 31, 2010			TPGI Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased (3)	TPGI Percentage Interest	Rentable Square Feet	Adjusted Historical Net Operating Income - Cash Basis (4)	Estimated Stabilized Net Operating Income-Cash Basis (5)	Expected Capital Expenditures to Complete Stabilization (6)	Loan Balance at December 31, 2010		Remaining Loan Capacity at December 31, 2010
Stabilized Properties
CityWestPlace	Houston, TX	1,473,020	99.0%	25.0%	368,255	$5,127	$5,380	$—	$54,000		$—
San Felipe Plaza	Houston, TX	980,472	87.3	25.0	245,118	2,815	3,080	—	27,500		—
2500 City West	Houston, TX	578,284	90.4	25.0	144,571	1,682	1,848	—	16,250		—
Research Park Plaza I and II	Austin, TX	271,882	90.6	6.3	16,993	279	297	—	3,219		—
Stonebridge Plaza II	Austin, TX	192,864	95.5	6.3	12,054	174	166	—	2,344		—
One Commerce Square (7)	Philadelphia, PA	942,866	89.3	75.0	707,150	9,194	9,909	—	97,500		—
2121 Market Street (8)	Philadelphia, PA	22,136	100.0	50.0	11,068	1,162	1,458	—	9,085		—
		4,461,524	92.6		1,505,209	20,433	22,138	—	209,898		—
Properties Projected to Stabilize in 2011
Centerpointe I and II (9)	Fairfax, VA	421,859	91.7	25.0	105,465	639	2,276	2,837	19,291		—
		421,859	91.7		105,465	639	2,276	2,837	19,291		—
Properties Projected to Stabilize in 2012
City National Plaza (10)	Los Angeles, CA	2,496,084	84.4	7.9	198,127	2,826	4,471	2,924	27,781		—
Westech 360 I-IV	Austin, TX	175,529	48.2	6.3	10,971	25	156	295	7,492	(11)	—
Frost Bank Tower	Austin, TX	535,078	88.2	6.3	33,442	573	867	332	9,375		—
300 West 6th Street	Austin, TX	454,225	87.2	6.3	28,389	526	700	351	7,938		—
San Jacinto Center	Austin, TX	410,248	87.2	6.3	25,641	276	516	846	6,313		—
Four Points Centre (Office)	Austin, TX	192,062	18.3	100.0	192,062	(835)	2,830	8,032	23,687		9,000
Four Points Centre (Retail)	Austin, TX	6,600	—	100.0	6,600	(20)	80	168	—		—
Great Hills Plaza	Austin, TX	139,252	68.7	6.3	8,703	46	114	185	—	(11)	—
One Congress Plaza	Austin, TX	518,385	89.3	6.3	32,399	467	650	524	8,000		—
Fair Oaks Plaza	Fairfax, VA	179,688	87.4	25.0	44,922	628	877	1,006	11,075		—
Reflections I	Reston, VA	123,546	—	25.0	30,887	538	748	2,298	5,347		—
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	356	208	613	2,228		—
Two Commerce Square (7)	Philadelphia, PA	953,276	85.2	75.0	714,957	8,171	12,976	13,949	80,709		—
		6,248,226	80.7		1,343,163	13,577	25,193	31,523	189,945		9,000
Properties Projected to Stabilize in 2013
Brookhollow Central I, II, and III	Houston, TX	806,004	66.2	25.0	201,501	405	2,459	7,881	9,313		4,300
Park Centre	Austin, TX	203,193	84.4	6.3	12,700	118	173	290	—	(11)	—
One American Center	Austin, TX	503,951	77.1	6.3	31,497	357	678	1,294	7,500		—
		1,513,148	72.3		245,698	880	3,310	9,465	16,813		4,300
Total / Average		12,644,757	84.3%		3,199,535	$35,529	$52,917	$43,825	$435,947		$13,300
Properties Controlled by Special Servicer
Oak Hill Plaza	King of Prussia, PA	164,360	97.2%	25.0	41,090				$11,113	(12)
Walnut Hill Plaza	King of Prussia, PA	150,573	56.2	25.0	37,643				—	(12)
Four Falls Corporate Center	Conshohocken, PA	253,985	79.8	25.0	63,496				13,017
		568,918			142,229				$24,130	(13)
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)
For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street.

(3)
Occupancy at stabilization is expected to be approximately 95%. Certain properties that have occupancy greater than 95% as of December 31, 2010, are not considered stabilized due to upcoming tenant vacancies not yet reflected. Certain properties that have occupancy less than 95% as of December 31, 2010, are considered stabilized as they were previously stabilized, and their return to stabilization is expected in the near term and/or we do not expect to incur significant capital expenditures to re-stabilize.

(4)	Adjusted historical net operating income - cash basis represents the sum of:

Pro-Rata
Year Ended
December 31, 2010
(in thousands)
Rental, tenant reimbursements, and parking and other revenue	$105,314
Property operating and maintenance expenses and real estate taxes	(56,926)
Net operating income	48,388
Adjustments:
Straight line and other GAAP rent adjustments	(4,537)
Free rent granted for the period	2,459
Lease termination fees	(142)
Net operating loss from development properties	2,839
Net operating income from properties controlled by special servicer	(1,490)
Elimination of intercompany revenues and expenses	(3,119)
Adjustment for change in ownership interest	(8,869)
Adjusted Historical Net Operating Income - Cash Basis	$35,529

(5)
For properties currently stabilized, the estimated stabilized net operating income - cash basis represents the sum of i) the annual cash rent under existing leases which were in place as of December 31, 2010, and ii) estimated annual parking and other income for 2010, less estimated annual operating expenses for 2010 and adjusted for non-recurring items. For properties expected to become stabilized in future years, estimated stabilized net operating income - cash basis represents the sum of i) the annual cash rent under existing leases which will be in place in the year the properties are stabilized, ii) the annual expected market rent for the remaining space (up to 95% occupancy), and iii) estimated annual parking and other income, less estimated annual operating expenses and adjusted for non-recurring items.

(6)
Expected capital expenditures to complete stabilization represent capital expenditures, including tenant improvements and leasing commissions, expected to be spent to complete the stabilization of the property.

(7)
During the fourth quarter, TPG and Brandywine Realty Trust (“BDN”) finalized contribution agreements whereby BDN has become a 25% limited partner in the partnerships that own Commerce Square, which were previously wholly-owned by TPG. BDN will contribute a total of $25 million of preferred equity to the partnerships, of which $5 million was contributed at closing with the balance to be contributed by December 31, 2012. The preferred equity will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. Although we consolidate Commerce Square for accounting purposes, we reflect our share of the loan balances on the preceding page at our ownership share of 75%.

(8)
The square footage and occupancy information presented for 2121 Market Street represents the information for two retail/office tenants only; the estimated NOI for 2010 includes 168 residential units comprising 132,823 square feet.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(9)
On October 19, 2010, TPG/CalSTRS restructured the debt and equity capital in our Centerpointe partnership by acquiring the mezzanine A and B notes for approximately $40 million, at a discount to par of approximately $6.6 million or 14%. In addition, the mezzanine C loan was modified to provide us with the right to prepay the loan equal to a 50% discount on the principal plus a participation feature for the lender. The mezzanine C loan was also extended through February 9, 2012 with one additional year of extension available up to February 9, 2013. CalSTRS and TPG, which contributed 95% and 5%, respectively, of the $40 million, created a new class of equity in the Centerpointe partnership in the amount of $46.6 million (the “preferred equity”), which has a priority on distributions of available project cash and capital proceeds. After February 9, 2012, TPG may be required, at the election of CalSTRS, to increase its interest in the preferred equity to 25%, and commensurately reduce CalSTRS' interest to 75%, by contributing an amount equal to approximately $9.3 million.

(10)
During the first quarter of 2010, CalSTRS, our partner in CNP, acquired all of the property's mezzanine debt. On July 6, 2010, CalSTRS contributed this debt to the equity in TPG/CalSTRS, reducing the leverage on CNP by the full $219.1 million balance on the mezzanine loans. Solely with respect to the ownership interest of TPG/CalSTRS in CNP, CalSTRS' percentage interest increased from 75.0% to 92.1% and TPG's percentage interest decreased from 25.0% to 7.9%. We are in discussions with CalSTRS to obtain an option to participate in up to an additional 17.1% interest in CNP through TPG/CalSTRS.

(11)
Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. Our pro-rata share of the obligation is $7.5 million, which is reflected entirely on the Westech 360 I-IV line. See footnote 4 on page 23 for discussions of the senior priority financing, which is senior to this term loan.

(12)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The entire loan balance is included on the Oak Hill Plaza line.

(13)
Due to uncertainty regarding these matured loans currently in default, the stabilized net operating income and expected capital expenditures to complete stabilization data has been omitted. See footnote 13 on page 23 for further discussion regarding these loans.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at December 31, 2010, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties' Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration	2010 Market Net Rent (1)
Vacant	603,170	18.0%	$—	$—	$19.94
2011	156,800	4.7%	13.58	14.61	20.47
2012	210,841	6.3%	16.02	16.54	21.85
2013	410,793	12.3%	17.92	19.30	22.90
2014	298,981	8.9%	15.52	17.34	20.39
2015	435,157	13.0%	15.55	17.85	22.30
2016	124,747	3.7%	12.86	17.59	20.99
2017	232,340	7.0%	15.14	23.22	21.21
2018	159,987	4.8%	10.53	21.59	19.72
2019	55,890	1.7%	18.08	24.64	21.40
2020	308,612	9.2%	12.24	21.62	23.94
Thereafter	344,446	10.4%	10.58	23.18	19.77
Total/Weighted Average	3,341,764	100.0%	$14.43	$19.62	$21.29

(1)	The source of the 2010 Market Net Rent is Torto Wheaton data as of December 31, 2010. We have made no assumptions of increases in rental rates for years subsequent to 2010.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)

Our Development Properties

					Actual/Projected Entitlements			TPGI Share as of December 31, 2010
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date	Average Cost Per Square Foot	Loan Balance
Pre-Development
Campus El Segundo (1)	El Segundo, CA	100%	23.9	Office/Retail/R&D/Hotel	1,700,000		Entitled	$57,229	$33.66	$17,000
MetroStudio@Lankershim (2)	Los Angeles, CA	NA	14.4	Office/Production Facility	1,500,000		Pending	16,440	10.96	—
Four Points Centre	Austin, TX	100	252.5	Office/Retail/R&D/Hotel	1,680,000		Entitled	18,038	10.74	—
2100 JFK Boulevard	Philadelphia, PA	100	0.7	Office/Retail/R&D/Hotel	366,000		Entitled	4,878	13.33	—
2500 City West land	Houston, TX	25	6.3	Office/Retail/Residential/Hotel	500,000		Entitled	1,832	14.65	—
CityWestPlace land	Houston, TX	25	25.0	Office/Retail/Residential	1,500,000		Entitled	5,336	14.23	—
					7,246,000			103,753	$17.29	17,000
Fee Services
Universal Village (3)	Los Angeles, CA	NA	124.0	Residential/Retail	180,000	2,937	Pending	—		—
Wilshire Grand (4)	Los Angeles, CA	NA	2.7	Office/Retail/Residential/Hotel	2,500,000	100	Pending	—		—
					9,926,000	3,037		$103,753		$17,000

Condominium Units Held for Sales					As of December 31, 2010
	Location	TPGI Percentage Interest		Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (6)	Total Square Feet Remaining To Be Sold	Average List Price Per Square Foot to Be Sold		Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73%	(5)	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	220	247,365	$516	82	104,134	$811	(7)	$49,827	$22,237

(1)
We have completed infrastructure improvements to our Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants. The number of acres and the costs incurred to date exclude approximately 2.2 acres currently held for sale. TPGI's carrying value of the 2.2 acres is approximately $2.8 million.

(2)
We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in accordance with the space needs of NBC Universal. We expect to enter into a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.

(3)
We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.

(4)
We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2.5 million square feet of development that consists of office, hotel, residential and retail uses.

(5)	We have a $30.2 million preferred equity interest in Murano. Excluding the preferred equity interest, we hold a 73% interest in the property.

(6)	Of the 82 units remaining to sell as of December 31, 2010, 74 units are on high-rise floors with superior views. Subsequent to December 31, 2010, we have sold one additional unit.

(7)	The list price per square foot ranges from $386 to $1,747.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built/Renovated	Rentable Square Feet	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	98.5%
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0%
1835 Market Street	Philadelphia, PA	1987	686,503	88.1%
816 Congress	Austin, TX	1984	433,024	70.8%
Total/Weighted Average			2,312,642	90.8%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of December 31, 2010
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2012 Maturity Date at End of Extension Options
Centerpointe I & II - senior mortgage loan (1)	0.9%	$55,000	$13,750	2/9/2012	2/9/2012
Research Park Plaza I and II (2)	1.6%	51,500	3,219	6/9/2011	6/9/2012
Stonebridge Plaza II (2)	1.4%	37,500	2,344	6/9/2011	6/9/2012
Murano construction loan (3)	9.5%	22,237	22,237	7/31/2011	7/31/2012
Subtotal - 2012 maturities		166,237	41,550
2013 Maturity Date at End of Extension Options
Centerpointe I & II - mezzanine C loan (1)(2)	3.5%	22,162	5,541	2/9/2012	2/9/2013
Two Commerce Square	6.3%	107,612	80,709	5/9/2013	5/9/2013
Subtotal - 2013 maturities		129,774	86,250
2014 Maturity Date at End of Extension Options
Austin Portfolio bank term loan (4)	3.5%	119,877	7,492	6/1/2013	6/1/2014
Campus El Segundo (5)	4.1%	17,000	17,000	7/31/2011	7/31/2014
Four Points Centre (6)	3.8%	23,687	23,687	7/31/2012	7/31/2014
Subtotal - 2014 maturities		160,564	48,179
2015 and Thereafter- Maturity Date at End of Extension Options
Reflections I	5.2%	21,387	5,347	4/1/2015	4/1/2015
Reflections II	5.2%	8,910	2,228	4/1/2015	4/1/2015
Brookhollow Central I, II, and III (7)	2.9%	37,250	9,313	7/21/2013	7/21/2015
City National Plaza - note payable to former partner	5.8%	19,758	1,568	7/1/2012	1/4/2016
One Commerce Square	5.7%	130,000	97,500	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.2%	121,000	30,250	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5%	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1%	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1%	128,000	8,000	6/11/2017	6/11/2017
300 West 6th Street	6.0%	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0%	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.1%	101,000	6,313	6/11/2017	6/11/2017
San Felipe Plaza (8)	4.8%	110,000	27,500	12/1/2018	12/1/2018
2500 City West (9)	5.5%	65,000	16,250	12/5/2019	12/5/2019
CityWestPlace (Buildings III & IV) (10)	5.0%	95,000	23,750	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan (11)	5.9%	350,000	27,781	7/1/2020	7/1/2020
2121 Market Street (12)	6.1%	18,169	9,085	8/1/2033	8/1/2033
Subtotal - 2015 and thereafter maturities		1,646,774	300,773
Total		$2,103,349	$476,752
Weighted average interest rate at December 31, 2010	5.3%
Loans on Properties Controlled by a Special Servicer
Four Falls Corporate Center (13)	5.3%	$52,067	$13,017	3/6/2010	3/6/2010
Oak Hill Plaza/ Walnut Hill Plaza (13)	5.3%	44,452	11,113	3/6/2010	3/6/2010
Total - properties controlled by a special servicer		$96,519	$24,130
Footnotes on following page

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)
On October 19, 2010, TPG/CalSTRS restructured the debt and equity capital in our Centerpointe partnership by acquiring the mezzanine A and B notes for approximately $40 million, at a discount to par of approximately $6.6 million or 14%. In addition, the mezzanine C loan was modified to provide us with the right to prepay the loan equal to a 50% discount on the principal plus a participation feature for the lender. The mezzanine C loan was also extended through February 9, 2012 with one additional year of extension available up to February 9, 2013.

(2)	The loan has a one-year extension option at our election.

(3)
This loan is nonrecourse to the Company, but the Company and its development partners jointly and severally guarantee the payment of interest on the loan during the term of the loan. On July 26, 2010, the loan agreement was modified and the loan maturity was extended to July 31, 2011 with two six-month extension options at our election subject to certain conditions. During the extension period, the interest rate was increased to the greater of 9.5% per annum or LIBOR plus 3.3%.

(4)
We and our partners in the Austin Portfolio have committed to fund $60.0 million of senior priority financing, which is senior to the Austin Portfolio bank loan. $33.0 million of the $60.0 million commitment has been funded as of December 31, 2010, of which our share is $2.1 million, and is accounted for as equity.

(5)
The loan has three one-year extension options, subject to our compliance with certain covenants, with a final maturity date of July 31, 2014 if all extension options are exercised. The lender has the right to require payment of $2.5 million at the time of each extension. We have guaranteed this loan.

(6)
The loan has two one-year extension options at our election subject to certain conditions. As of December 31, 2010, $9.0 million is available to be drawn to fund tenant improvement costs and certain other project costs related to two office buildings. The first option to extend is subject to a 75% loan-to-value ratio and a minimum debt yield, among other things. The second option to extend is subject to a 75% loan-to-value ratio, executed leases representing at least 90% of the net rentable area, and a minimum debt yield, among other things. As of January 31, 2011, if the office buildings are not at least 65% leased on terms consistent with the appraisal pro forma, we must pre-fund 18 months of interest into a restricted cash account with the lender; if the buildings are less than 35% leased at that time, we will also have to pay $2.0 million as a principal reduction of the loan. We are in discussions with the lender to execute a forbearance agreement related to these requirements. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee amount of $11.0 million as of December 31, 2010. Upon the occurrence of certain events, our maximum liability as guarantor will be reduced to 31.5% of all sums payable under this loan, and upon the occurrence of further events, our maximum liability as guarantor will be reduced to 25% of all sums payable under the loan. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of December 31, 2010. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land which is immediately adjacent to the office buildings.

(7)
On July 21, 2010, we entered into a new mortgage loan in the amount of $55.0 million. At closing, $37.0 million of the loan was funded, with an additional $3.0 million to be funded over three years and $15.0 million available for future funding of construction costs related to the redevelopment of Brookhollow Central I. The loan bears interest at LIBOR plus 2.6% and is for a three-year term plus two one-year extensions, subject to certain conditions, to mature upon final extension in July 2015.

(8)	On July 21, 2010, we entered into a new mortgage loan in the amount of $110.0 million. The loan bears interest at a fixed rate of 4.8% and is for a term of 8.3 years, maturing in December 2018.

(9)	On July 21, 2010, we entered into a new mortgage loan in the amount of $65.0 million. The loan bears interest at a fixed rate of 5.5% and is for a term of 9.3 years, maturing in December 2019.

(10)	On October 12, 2010, we entered into a new mortgage loan in the amount of $95 million. The loan bears interest at a fixed rate of 5.03% and will mature in March 2020.

(11)	On July 6, 2010, we entered into a new mortgage loan in the amount of $350.0 million. The loan bears interest at a fixed rate of 5.9% and is for a term of ten years, to mature on July 1, 2020.

(12)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

(13)
Subsidiaries of TPG/CalSTRS (the “borrowers”) elected not to repay these mortgage loans in the aggregate amount of $96.5 million by the maturity date of March 6, 2010 and therefore, the loans are in default. We are in discussions with the special servicer regarding a cooperative resolution on each of these assets including the likely appointment of a receiver and the judicial transfer of the properties. These loans are non-recourse to the Company. Pending a resolution of these loan defaults, we continue to manage the properties pursuant to our management agreement with the borrowers. The borrowers are accruing interest on these loans at a default rate, which ranges from 10.3% to 10.5% per annum.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of December 31, 2010:

Debt		Aggregate Principal
Mortgage and other secured loans		$300,536
Company share of unconsolidated debt		235,412
Company share of unconsolidated debt controlled by special servicer		24,130
Total combined debt		$560,078
Equity	Shares/Units Outstanding	Market Value (1)
Common stock	36,943,394	$155,901
Operating partnership units (2)	12,598,887	53,167
Total common equity	49,542,281	$209,068
Total consolidated market capitalization		$509,604
Total combined market capitalization (3)		$769,146

(1)	Based on the closing price of $4.22 per share of TPGI common stock on December 31, 2010.

(2)	Includes operating partnership units and incentive units as of December 31, 2010.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director